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Pacific Select Fund

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PACIFIC SELECT FUND
LARGE-CAP GROWTH PORTFOLIO

INFORMATION STATEMENT DATED JULY 16, 2009

This statement provides information concerning a new portfolio manager and a new portfolio management agreement for the Large-Cap Growth Portfolio.

We are not asking you for a proxy, and you are requested not to send us a proxy.

We previously advised you, via a supplement dated January 20, 2009 to the Pacific Select Fund (the “Fund”) prospectus, dated May 1, 2008, that the Fund’s Board of Trustees (the “Board” or “Trustees”) approved a change in manager and a new Portfolio Management Agreement (the “Large-Cap Growth Portfolio Agreement”) with respect to the Large-Cap Growth Portfolio (the “Portfolio”) effective May 1, 2009. Under the Investment Company Act of 1940, as amended (the “1940 Act”), a change in portfolio manager requires shareholder approval of a new portfolio management agreement; however, pursuant to an exemptive order issued to Pacific Life Insurance Company (“Pacific Life”) and the Fund, by the Securities and Exchange Commission (“SEC”) on October 13, 1999 and relied upon by Pacific Life Fund Advisors LLC (“PLFA” or “Adviser”), in accordance with the terms of the exemptive order, PLFA and the Fund can hire, terminate, and replace, as applicable, portfolio managers and enter into new portfolio management agreements (except, as a general matter, portfolio managers affiliated with PLFA) without shareholder approval. The additional information provided herein concerning the portfolio manager change is being provided pursuant to the requirements of the exemptive order.

I.	Background

At an in-person meeting on January 13, 2009, the Board, including all of the Trustees who are not “interested persons,” as that term is defined in the 1940 Act (“Independent Trustees”), approved, effective no later than May 1, 2009, the Large-Cap Growth Portfolio Agreement with UBS Global Asset Management (Americas) Inc. (“UBS Global AM”) with respect to the Large-Cap Growth Portfolio and appointed UBS Global AM as the new portfolio manager (“Portfolio Manager”). In connection with this matter, also at the January 13, 2009 meeting, the Board terminated the portfolio management agreement for the Portfolio with the prior portfolio manager upon the effectiveness of the Large-Cap Growth Portfolio Agreement. UBS Global AM’s appointment as Portfolio Manager was made in accordance with the SEC exemptive order noted above and does not require shareholder approval.

II.	Board Consideration of the New Portfolio Management Agreement

In evaluating the Large-Cap Growth Portfolio Agreement, the Board, including all of the Independent Trustees, considered the factors described below. Additionally, the Board considered the various screening processes that PLFA utilizes in identifying a proposed new portfolio manager, including screening for qualified firms through the use of quantitative data and information gathered from independent third-party databases, as well as the due diligence conducted by PLFA on the investment resources and personnel of a portfolio manager and an assessment of the investment strategies used by a portfolio manager. In addition, the Board reviewed the specific criteria and information evaluated by PLFA during the selection process of UBS Global AM, including information about other firms considered by PLFA and reviewed PLFA’s analysis in reaching its conclusion to recommend UBS Global AM as the Portfolio Manager.

In evaluating the Large-Cap Growth Portfolio Agreement, the Board, including the Independent Trustees, considered the following factors, among others:

A.	Nature, Extent and Quality of Services to be Provided

The Trustees considered the benefits to shareholders of retaining UBS Global AM as the Portfolio Manager, particularly in light of the nature, extent, and quality of the services expected to be provided by UBS Global AM. In this regard, the Trustees considered various materials relating to the proposed Portfolio Manager, including copies of the proposed Large-Cap Growth Portfolio Agreement; copies of the Form ADV for the Portfolio Manager; financial information relating to the Portfolio Manager; and other information deemed relevant to the Trustees’ evaluation of the Portfolio Manager, including qualitative assessments from senior management of PLFA.

The Trustees considered that under the Large-Cap Growth Portfolio Agreement, UBS Global AM would be responsible for providing the investment management services for the Portfolio’s assets, including investment research, advice and supervision and determining which securities would be purchased or sold by the Portfolio. The Trustees considered the quality of the management services expected to be provided to the Large-Cap Growth Portfolio over both the short- and long-term, the organizational depth and resources of UBS Global AM, including the background and experience of UBS Global AM’s management and the expertise of the portfolio management team, as well as the investment strategies, processes and philosophy to be used with respect to the investment strategy.

In addition, the Trustees considered that the Fund’s Chief Compliance Officer had reviewed the written compliance policies and procedures of UBS Global AM, including the assessment of its compliance programs as required under Rule 38a-1 of the 1940 Act and its code of ethics, prior to the effectiveness of the new Large-Cap Growth Portfolio Agreement.

In making these assessments, the Trustees took note of the extensive due diligence PLFA conducted with respect to UBS Global AM and was aided by the assessments and recommendations of PLFA and the in-person presentation and materials provided by UBS Global AM. The Trustees considered PLFA’s efforts and process to search for and screen advisory firms that are qualified to manage a large-cap growth portfolio and the identification by PLFA of UBS Global AM to serve as Portfolio Manager with regard to the day-to-day investment activities of the Large-Cap Growth Portfolio. In this regard the Trustees considered that the search criteria employed by PLFA included identification of a firm with sufficient size, market presence and resources to properly manage the Portfolio, a dedicated, experienced management team, a large-cap growth investment style, competitive peer ranking and competitive advisory fees. The Trustees also considered that PLFA has historically exercised diligence in monitoring the performance of the portfolio managers and has recommended and taken measures to attempt to remedy relative underperformance by a portfolio when PLFA and the Board believed appropriate.

The Board concluded it was satisfied with the nature, extent and quality of the investment management services anticipated to be provided to the Large-Cap Growth Portfolio by UBS Global AM under the Large-Cap Growth Portfolio Agreement.

     B.  Performance

The Trustees considered information about the historical performance of investment companies advised or sub-advised by the same UBS Global AM portfolio management team that would manage the Large-Cap Growth Portfolio using similar investment strategies as those proposed for the Large-Cap Growth Portfolio (the “Comparable Performance”). The Trustees considered the Comparable Performance against a pertinent benchmark and against its peer group category for the year-to-date, one-, three- and five-year periods as of November 30, 2008 and found that UBS Global AM had performed in the top quartile of its applicable Morningstar category for the one-, three- and five-year periods. Additionally, the Trustees considered performance information presented by PLFA for another potential portfolio manager. The Trustees also considered the performance of that firm’s account during recent periods with challenging market conditions. The Trustees noted UBS Global AM’s nimbleness in responding to various market conditions and considered that UBS Global AM offered the potential to achieve comparable upside performance and better downside protection than the current portfolio manager.

The Board determined that UBS Global AM’s performance record was acceptable.

     C.  Portfolio Management Fees

The Trustees considered information regarding the comparative fees paid to UBS Global AM by accounts with a similar investment strategy. The Trustees noted that there were differences in the fee structure proposed to the Large-Cap Growth Portfolio by UBS Global AM and the fee charged by UBS Global AM on other accounts. They noted that in certain cases the amounts were lower and in other cases they were higher, and that in some instances, the differences were due to the different nature of the accounts. The Trustees noted that the fee rates were the result of arms’-length negotiations between PLFA and UBS Global AM, and that the Large-Cap Growth Portfolio’s sub-advisory management fees are paid by PLFA and are not paid directly by the Large-Cap Growth Portfolio. The Trustees also considered that the sub-advisory management fees payable to UBS Global AM under the Large-Cap Growth Portfolio Agreement contain breakpoints and that the fee schedule remained unchanged from the current fee schedule for the Portfolio. The Board concluded that the compensation payable under the Large-Cap Growth Portfolio Agreement is fair and reasonable.

     D.  Costs, Level of Profits

The Trustees reviewed information regarding the costs to UBS Global AM of managing the Large-Cap Growth Portfolio and the projected profitability of the Large-Cap Growth Portfolio Agreement to UBS Global AM to the extent practicable based on the financial information provided by UBS Global AM. This information is only estimated because there is no actual operating history for UBS Global AM within the Large-Cap Growth Portfolio. The Trustees gave less weight to projected profitability considerations and did not view this information as being as important as other information provided in connection with this matter, given the arms’-length nature of the relationship between PLFA and UBS Global AM with respect to the negotiation of sub-advisory fees, the fact that such fees are paid by PLFA and the fact that they are projections. The Board concluded that the Large-Cap Growth Portfolio’s fee structure reflected in the Large-Cap Growth Portfolio Agreement is fair and reasonable.

     E.  Ancillary Benefits

The Trustees received from PLFA information concerning other benefits that may be received by UBS Global AM and its affiliates as a result of their relationship with the Large-Cap Growth Portfolio, including commissions that may be paid to broker-dealers affiliated with the Portfolio Manager and the anticipated use of soft dollars by the Portfolio Manager. In this regard, the Trustees noted that UBS Global AM represented that they anticipate utilizing an affiliated broker-dealer for trades or utilizing soft dollar credits generated by portfolio commissions to pay for research services. The potential benefits that may be derived by PLFA from its relationship with the Large-Cap Growth Portfolio could include larger assets under management and reputational benefits, which are consistent with those generally derived by investment advisers to mutual funds. The Trustees considered potential benefits to be derived by UBS Global AM from its relationship with the Large-Cap Growth Portfolio and that such benefits were consistent with those generally derived by sub-advisers to mutual funds or were otherwise not unusual.

     F.  Conclusion

Based on their review, including the consideration of each of the factors referred to above, the Board found that: (i) the compensation payable under the Large-Cap Growth Portfolio Agreement is fair and reasonable; and (ii) the Large-Cap Growth Portfolio Agreement is in the best interests of the Large-Cap Growth Portfolio and its shareholders. No single fact was determinative of the Board’s findings, but rather the Trustees based their determination on the total mix of information available to them.

III.  The New Portfolio Management Agreement

The Large-Cap Growth Portfolio Agreement is substantially similar to the prior portfolio management agreement with respect to the Portfolio. UBS Global AM will, subject to the supervision of the Adviser, provide a continuous investment program for the Portfolio and determine the composition of the assets of the Portfolio, including the evaluation, investment, sales and reinvestment of the Portfolio’s assets in accordance with the Portfolio’s investment objectives, policies and restrictions. UBS Global AM bears its expenses and the expenses of its own staff with respect to its activities in connection with the services provided under the Large-Cap Growth Portfolio Agreement. The Portfolio is responsible for its own expenses including, but not limited to, investment advisory fees, administration fees, custody fees, brokerage and transaction expenses, fees for pricing services, registration fees and costs of regulatory compliance, and fees for professional services, including legal and auditing services. Except as may otherwise be required by the 1940 Act, UBS Global AM is not subject to any liability for, nor subject to any damages, expenses or losses in connection with, any act or omission connected with or arising out of any services rendered under the Large-Cap Growth Portfolio Agreement, except by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties under the Large-Cap Growth Portfolio Agreement or by reason of UBS Global AM’s reckless disregard of its obligations and duties under the Large-Cap Growth Portfolio Agreement. The Large-Cap Growth Portfolio Agreement will continue in effect for a period of two years from the effective date, and will continue from year to year thereafter, subject to approval annually by the Board or by the shareholders of the Portfolio and also, in either event, approval of a majority of the Independent Trustees. The Large-Cap Growth Portfolio Agreement may be terminated without penalty at any time by any of the parties upon 60 days’ prior written notice to the other parties.

There was no change to the advisory fee paid by the Portfolio to the Adviser in connection with the portfolio manager change. Additionally, there was no change to the portfolio management fee paid by the Adviser to the portfolio manager in connection with the portfolio manager change. The current portfolio management fee schedule is set forth in the table below:

Portfolio Management Fee
Fee	Break Point (Assets)

0.45%	On first $25 million
0.40%	On next $225 million
0.30%	On next $1.75 billion
0.25%	Over $2 billion

The portfolio management fee paid by the Adviser through April 30, 2009 to the previous portfolio manager of the Portfolio was paid pursuant to a portfolio management agreement dated January 1, 2006, as amended. For the period January 1, 2008 through December 31, 2008, the portfolio management fees paid or owed by the Adviser for the Portfolio totaled $2,608,623. When determining the breakpoint rates, the combined average daily net assets of the Portfolio were aggregated with the corresponding fund of Pacific Life Funds with the same fund manager. For the fiscal year ended December 31, 2008, the Portfolio did not pay brokerage commissions to an affiliated broker of the prior portfolio manager.

IV.	Information Regarding UBS Global AM

The address for UBS Global AM is One North Wacker Drive, Chicago, Illinois 60606. UBS Global AM is the primary manager for the Large-Cap Growth Portfolio and is an indirect, wholly-owned subsidiary of UBS AG and a member of the UBS Global Asset Management Division. UBS AG, with headquarters in Zürich, Switzerland, is an internationally diversified organization with operations in many areas of the financial services industry. The address for UBS AG is Schaffhauserstrasse 339, 8050 Zürich, Switzerland. As of March 31, 2009, UBS Global Asset Management Division’s total assets under management were approximately $507 billion, and UBS Global AM’s total assets under management were approximately $142 billion.

UBS Global AM acts as investment adviser to the following registered investment companies, which have a similar objective to the Portfolio:

	Net Assets(1)
Fund Name	(000s omitted)	Compensation Rate(1)	Waived/Reduced

UBS U.S. Large Cap Growth Fund	$80,900	0.70%	N/A
UBS U.S. Large Cap Growth Equity Relationship Fund	$73,000	None(2)	N/A

(1)	As of March 31, 2009

(2)	UBS Global AM receives no fees from the UBS U.S. Large Cap Growth Equity Relationship Fund for providing investment advisory services; however, only “accredited investors” may invest in this fund. Accredited investors include common or commingled trust funds, investment companies, registered broker- dealers, investment banks, commercial banks, corporations, group trusts and similar organizations.

As of March 31, 2009, UBS Global AM’s directors and principal executive officers are: Kai Sotorp, Board Director, President & Chief Executive Officer; John Moore, Board Director, Treasurer & Chief Financial Officer; Mark F. Kemper, Secretary & Chief Legal Officer; Joseph McGill, Chief Compliance Officer; and Barry M. Mandinach, Board Director & Vice President.*

The business address for each above individual is c/o UBS Global Asset Management (Americas) Inc. One North Wacker Drive, Chicago, Illinois 60606.

No officer or Trustee of the Fund is an officer, director or shareholder of UBS Global AM.

*	None of the principal executive officers and directors of UBS Global AM listed above has other principal employment other than their respective positions with UBS Global AM and its affiliates.

Additional Information

Additional information about UBS Global AM, including, but not limited to, investment policies, portfolio manager compensation, proxy voting policies, recent legal proceedings, if any, and information on other accounts managed by the UBS Global AM portfolio managers, can be found in the Fund’s Statement of Additional Information, a copy of which may be obtained by calling the appropriate number set forth below.

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The annual report for the Fund for the fiscal year ended December 31, 2008 has previously been sent to shareholders. That report is available upon request without charge by contacting the Fund by:

Regular mail:	Pacific Select Fund, P.O. Box 9000, Newport Beach, CA 92660
Express mail:	Pacific Select Fund, 700 Newport Center Drive, Newport Beach, CA 92660
Phone:	Pacific Life’s Annuity Contract Owners: 1-800-722-4448
Pacific Life’s Life Insurance Policy Owners: 1-800-800-7681
PL&A’s Annuity Contract Owners: 1-800-748-6907
PL&A’s Life Insurance Policy Owners: 1-888-595-6997
Internet:	www.PacificLife.com

The Fund’s investment adviser is Pacific Life Fund Advisors LLC, and its administrator is Pacific Life Insurance Company, both located at 700 Newport Center Drive, Newport Beach, CA 92660.

The Fund’s distributor is Pacific Select Distributors, Inc., also located at 700 Newport Center Drive, P.O. Box 9000, Newport Beach, CA 92660.

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